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                                                                    EXHIBIT 21.0
                              LIST OF SUBSIDIARIES

         SUBSIDIARY                                                    JURISDICTION OF ORGANIZATION
         ----------                                                    ----------------------------
Park Meridian Bank                                                             North Carolina
Park Mortgage Company, L.L.C                                                   North Carolina
Park Meridian Statutory Trust I                                                  Connecticut